UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SecuritiesvExchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2015

Commission file number

333-193565

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

(f/k/a GREENPRO INC.)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

98-1146821	7374
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Room 2201, 22/F Malaysia Building

50 Gloucester Road

Wanchai, Hong Kong

(852) 3111 7718

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 31, 2015, Greenpro Capital Corp., a Nevada corporation (“Greenpro”), issued an aggregate of 1,171,000 restricted shares of common stock to Thanawat Lertwattanarak(“Thanawat”) and Srirat Chuchottaworn (“Srirat”) in total. Half of the issued shares -585,500 shares - were issued pursuant to Thanawat’s conversion of a promissory note in the principal amount of $585,500 issued by the Company to Thanawat on July 10, 2015; and the remaining 585,500 shares were issued pursuant to Srirat’s conversion of a promissory note in the principal amount of $585,500 issued by the Company to Srirat on July 10, 2015. Upon Thanawat and Srirat’s conversion of the two promissory notes, the indebtedness outstanding under the promissory notes was deemed satisfied and such notes were cancelled.

The Company issued the aforementioned 1,171,000 shares of common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities. The shares are deemed to be restricted securities under Rule 144 of the Securities Act and are subject to the resale restrictions of Rule 144.

Item 9.01	Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(d)	Exhibits.

Exhibit No.	Description

10.1	8% Convertible note of Srirat Chuchottaworn, dated July 10, 2015
10.2	8% Convertible note of Thanawat Lertwattanarak, dated July 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: September 1, 2015

	By:	/s/ Lee Chong Kuang

	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)

Date: September 1, 2015

	By:	/s/ Loke Che Chan, Gilbert

	Title:	Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)